    CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
          HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                                                   EXHIBIT 10.62

                        DISTRIBUTION AND SUPPLY AGREEMENT

This DISTRIBUTION AND SUPPLY AGREEMENT ("Agreement") is made this 10th day of May, 2005 (the "Effective Date"), by and among Levy Home Entertainment LLC ("LHE") and Source Interlink Companies, Inc. (together with its direct and indirect subsidiaries,"Source").

                                    RECITALS

Whereas, LHE is a full line distributor of hardcover, mass-market and trade paperback books, bargain books, and children's coloring books, activity books and storybooks (collectively "Book Product") purchased from the publishers thereof for distribution and sale to the public within the United States of America and, in connection with the conduct of its business, LHE maintains facilities, machinery, equipment and an extensive inventory of Book Product to satisfy the orders of retailers of Book Product;

Whereas, LHE has determined that the cost to service certain lower volume retailers exceeds the benefits it may enjoy from making sales to such customers;

Whereas, Source Interlink Companies, Inc., through one or more of its direct and indirect subsidiaries, is a full line distributor of home entertainment content, including magazines, digital versatile disks (DVDs) and audio compact disks
(CDs), purchased from the suppliers thereof for distribution and sale to the public within the United States of America and, in connection with its business, maintains an extensive field force of trained personnel to provide in store merchandising services to retailers;

Whereas, Source desires to procure Book Product from LHE and thereby avoid making a significant investment in the facilities, machinery, equipment and inventory necessary to adequately satisfy its customers demands for Book Product; and

Whereas, LHE desires to engage Source to distribute Book Product to certain class of retailers and thereby reduce expenses associated with the servicing of these customers.

The parties, intending to be legally bound, hereby agree as follows:

1. Appointment. For and during the term of this Agreement, LHE hereby appoints Source Interlink Companies, Inc. collectively with its direct and indirect subsidiaries as its sole and exclusive subdistributor of Book Products to all traditional supermarket chains (not including "super centers" or "hyper-markets" such as those combined supermarket and general merchandise stores currently operated by Wal-Mart, Target, Kmart and Meijer, among others), drug stores, convenience stores, newsstands and terminals (the "Stores") except for such Stores as affirmatively request to be served directly by LHE within the geographic area serviced by Source with DVDs, CDs and/or magazines (as expanded from time to time during the term of this Agreement, the "Territory") and, in connection therewith, grants Source the right to sell, distribute and service Book Product to Stores within the Territory. Nothing herein shall prohibit LHE from directly servicing Stores that affirmatively request to be served directly by LHE or

Stores outside the Territory; provided that if Source elects to expand the geographic area in which it provides DVD, CD and/or magazine service it may notify LHE and expand the Territory and as soon as practicable after receipt of such notice LHE shall cease to directly service Stores within the expanded Territory except for any Stores that affirmatively request to be served directly by LHE. Nothing in this Agreement shall require Source to purchase any minimum or specific amount of Book Product nor shall anything in this Agreement require Source to distribute any Book Product to any person or entity.

2. Book Product Requirements. During the term of this Agreement, Source agrees to purchase exclusively from LHE all of Source's requirements of Book Product for resale to its existing and future customers that sell Book Product except for such Book Product as LHE is (a) unable to supply to Source or (b) not required and not willing to supply to Source. During the term of this Agreement, LHE agrees to sell Book Product to Source for resale to the Stores except for such Stores as affirmatively request to be served directly by LHE, and for resale to any bookstores that are customers of Source. It shall be the responsibility of Source to sell and deliver Book Product to its customers.

3. Returns. All Book Product purchased hereunder from LHE that is returnable by LHE to its suppliers shall be fully returnable by Source for credit against future purchases. In order to receive credit for unsold Book Product, Source shall (a) return Book Product within a time period that permits LHE to return such Product and obtain credit from its suppliers, and (b) comply with the return procedures set forth in Exhibit A hereto.

4. Pricing and Service Terms. LHE shall sell Book Product to Source in accordance with the discount terms set forth in Exhibit B attached hereto. If and to the extent that LHE experiences a material change (favorable or adverse) in its terms of purchase from the publishers from which it purchases Book Product, LHE shall promptly notify Source and the parties shall renegotiate in good faith the Exhibit B discount terms to remain in the same economic position as it is in on the Effective Date of this Agreement. LHE shall perform the services set forth in Exhibit A attached hereto at no additional charge to Source except as set forth therein.

5. Payment. Payment for Book Product supplied pursuant to this Agreement shall be due [***]. Payment for any agreed upon service charge shall be due [***].

6. Fixture Reimbursement. In the event that Source or an affiliate begin supplying Book Product to any customer previously supplied directly by LHE, Source shall pay LHE the then current unamortized value (computed on the basis of a three-year straight line amortization period) of any fixtures provided to such customer by LHE within 30 days of receipt of LHE's invoice therefore. In the event that LHE begins supplying Book Product to any customer previously supplied by Source, LHE shall pay Source the then current unamortized value (computed on the basis of a three-year straight line amortization period) of any fixtures provided to such customer by Source/CLCC within 30 days of receipt of Source's invoice therefore.

7. Term and Termination. The initial term of this Agreement shall commence on the Effective Date of this Agreement and shall terminate on June 30, 2015. Thereafter, the term

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[***] indicates confidential material redacted and filed separately with the
     Commission

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shall automatically renew for successive one-year periods, unless either party provides written notice of termination to the other party at least 120 days, and not more than 180 days, prior to the expiration of the initial or any renewal term. Either party may terminate this Agreement if the other party breaches its material obligations hereunder, but only after (a) informing the other party in writing of the precise nature of the breach and (b) allowing the other party at least 60 days to correct the breach other than with respect to non-payment of sums due for Book Product supplied, in which case the other party shall have 10 days to pay any such overdue sums. Termination of the Agreement for whatever reason shall not affect or extinguish any obligation of either party that arose prior to the termination. Source also shall have the right to terminate this Agreement on 90 days notice in the event that 50 percent or more of the ownership interest or assets of LHE is sold or transferred, directly or indirectly to any of the following entities or their affiliates: Handleman Company, Anderson Merchandisers, LP, Ingram Entertainment, Inc., Baker & Taylor, Inc., Anderson News Company, Hudson News Company, News Group, and Ingram Book Group.

8. Confidentiality. (a) As used in this Section 8, the "CONFIDENTIAL INFORMATION" of a party shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates that is disclosed to the other party (or to which the other party gains access pursuant to the transactions contemplated under this Agreement) as of and after the date of this Agreement, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how, if any, of such party and its Affiliates and (ii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party and (B) information which has been or hereafter is lawfully obtained by the other party from a Third Party (as defined below) so long as, in the case of information obtained from a Third Party, to the Knowledge of such other party, such Third Party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party, and (C) information possessed by directors, officers, employees and agents of the other party to the extent it consists of impressions or general learning. For purposes of this Section 8(a), a "Third Party" shall be any Person other than the Person to whom such Confidential Information belongs, any of its Affiliates or any of their respective officers, directors, employees, equity holders or agents.

     (b) Except as otherwise permitted by Section 8(c) below, each party agrees that it will not, without the prior written consent of the other party, for a period of two years from the date any such Confidential Information if disclosed, disclose or use for its own benefit any Confidential Information of the other party.

     (c) Notwithstanding Section 8(b) above, each of the parties shall be permitted to: (i) disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed; (ii) report book sales by title to the New York Times, Book Scan and similar services which report book sales; and (iii) disclose Confidential Information of the other party to the extent, but only to the extent, required by applicable law or government regulation; provided, that prior to making any such disclosure, the party required to make such disclosure shall notify the other party of the same, and the other party shall have the right to participate with the disclosing party in determining the amount and type of Confidential Information of the other party, if any, which must be disclosed in order to comply with applicable law or government regulation.

9. Independent Contractor. The parties each acknowledge that each other party is an independent contractor, and that nothing in this Agreement or the parties' dealings hereunder shall be deemed to create any employment, partnership, agency, or joint venture relationship among the parties.

10. Exhibits. The Exhibits attached hereto, and any amendments and supplements thereto, are an integral part hereof and all references herein to this Agreement shall include such Exhibits.

11. Force Majeure. No party hereto shall be liable in any manner for failure or delay of performance of all or any part of this Agreement (other than the payment of money), directly or indirectly, nor shall the other party be entitled to terminate this Agreement, due to acts of God, applicable orders or restriction by a governmental authority, strikes, lock-outs, or other labor disputes, delays in receipt of Product from suppliers, delays of carriers, riots, embargoes, power failures, telecommunication line failures, revolutions, states of war or national emergency, acts of terrorism, fires, or any other causes or circumstances beyond the reasonable control of any party. The affected party, however, in the case of such delay or failure, shall give prompt notice thereof and shall exert commercially reasonable efforts to remove the causes or circumstances of nonperformance with reasonable dispatch.

12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13. Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received or refused by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).

14. Miscellaneous. This Agreement (a) may be amended only by a writing signed by each of the parties; (b) may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, without the prior consent of the other party; (c) may be executed in one or more counterparts, each of which shall be deemed an original but all of which constitute one and the same instrument; (d) contains the entire agreement and understanding of the parties with respect to the subject hereof and supersedes any prior agreements, understandings, representations or communications, whether oral or written, and any contemporaneous oral agreements, understandings, representations or communications relating to the subject hereof; (e) shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective successors and permitted assigns. The waiver by a party of any breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach or violation hereof.

IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

SOURCE INTERLINK COMPANIES, INC.          LEVY HOME ENTERTAINMENT LLC
27500 Riverview Center Blvd., Suite 400   1930 George Street, Unit 1
Bonita Springs, Florida 34134             Melrose Park, Illinois 60160
Telecopier: (239) 949-7689                Telecopier: (708) 356-3609


By: /s/ S. LESLIE FLEGEL                  By: /s/ HOWARD REESE
    -----------------------------------       ----------------------------------
Name: S. Leslie Flegel                    Name: Howard Reese
Title: Chairman & Chief Executive         Title: President
       Officer

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                                    EXHIBIT A

                             LEVY HOME ENTERTAINMENT
                            SOURCE/CLCC BOOK SERVICES

LHE will provide the book-related services described below for both outbound orders and Product returns to publishers on a product-based discount basis with no additional charge for such services except as specified herein or as mutually agreed by the parties.

SPECIFIED SERVICES:

The following specified services incorporate certain other functions, including without limitation: maintaining customer databases and other information services and office support as necessary; de-stickering and processing non-paperback titles; managing inventory and processing vendor payments, including all Source/CLCC co-op payments with respect to Book Product purchases from LHE; processing reorders and canceling Product orders and purchases for Source/CLCC that are no longer needed; receiving, handling, and warehousing inventory; creating packing lists for Source/CLCC orders; creating paperback grids and assembling pre-packs on a monthly basis; running various reports and trend information based on past practice; and assisting with promotional items, marketing, training, and special programs as needed.

MARKETING AND PRODUCT SELECTION SERVICES:

     1. Interview publishers and make product selection to support bestseller, plan-o-gram, and promotional product placement. Make specific merchandise recommendations appropriate by retailer to drive maximum sales.

     2. Establish monthly best-seller list for hard cover and paperback titles and provide best-seller signs for display at store level.

     3. Manage relationships with publishers to insure proper publisher support for key titles.

     4. Collect all co-op funds made available by publishers and earned by Source/CLCC based on required performance levels and transfer to Source/CLCC 100% of the collected amount.

     5. Assist Source/CLCC in sales presentations for new customers and annual books reviews with retailers as requested.

INVENTORY MANAGEMENT SERVICES:

     1. Monitor and manage inventory stock levels to appropriately support Source/CLCC's book customers.

     2.   Provide and maintain order forms for use by Source/CLCC.

     3. If Source/CLCC requests books that are not offered by a particular publisher on a guaranteed-sale basis, no return privilege shall be granted to Source/CLCC with respect to such Book Product.

     4. LHE will accept EDI communications from Source/CLCC or directly from their customers to facilitate ordering and managing "open to buy" and inventory goals.

     5. Source/CLCC shall be responsible for all costs associated with any warehousing facilities utilized for replenishment of Book Product for airport accounts, including, but not limited to, any inventory "shrinkage" or other loss or damage with respect to any Book Product consigned by LHE to Source/CLCC stored at such locations. Source/CLCC shall maintain adequate insurance covering such consigned inventory naming LHE as an additional insured. Source/CLCC shall be responsible for taking both cycle counts and physical inventories of consigned Book Product based on LHE requirements. LHE also shall be allowed reasonable access to the premises to perform its own cycle counts, if desired, and annual physical inventories. LHE will provide support and training regarding the start-up of any new warehouse for airport accounts using LHE inventory management systems. Source/CLCC shall follow established LHE policies and procedures pertaining to such systems. LHE will also provide continuing training and support for all airport warehouses.

WAREHOUSE-RELATED SERVICES:

     1. Pick and pack all book orders, and stage book orders by route for CLCC's Chicago distribution center. Source/CLCC shall transmit necessary customer and routing information for their accounts. To the extent stickers are required, the cost of stickering mass-market paperback Book Product will be charged to Source/CLCC based on the actual cost incurred, which will be billed on a monthly basis.

     2. The cost of shipment and/or freight from LHE's warehouses is the responsibility of Source/CLCC. If requested to drop ship direct to customers, LHE will arrange for the freight cost to be charged to the account of Source at a third party carrier designated by Source. If Source shall fail to so designate an account, LHE will bill Source/CLCC freight cost net of discounts on a monthly basis.

     3. Source/CLCC shall process returns of Book Product by their respective customers.

     4. [***] LHE shall process the return credits to Source/CLCC, and provide [***] to its suppliers. Source/CLCC shall establish and follow such procedures as are required by the publishers to maintain [***] and shall allow LHE and publisher representatives reasonable access to perform random audits of the return handling process. Such [***] are subject to continuing publisher approval and acceptance, and may be changed at any time by the publishers.

     5. Returned non-paperback Book Product shall be returned to LHE's Hillside, Illinois, warehouse at the expense of Source/CLCC for processing through LHE's "put to light" system and will be credited to Source/CLCC on a daily basis.

     6. Source/CLCC shall maintain their SKU set-up for their accounts. In addition, they shall key in any replenishment orders directly into LHE's system via their field reps call-in to Source/CLCC field service.

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[***] Indicates confidential material redacted and filed seperately with the
Commission.

SALES PROMOTIONAL SERVICES:

     1. LHE will provide sales promotional support as appropriate, in the form of author signings, trade shows, group meetings, and costumed character events. All LHE national events will be made available to Source/CLCC for participation.

     2. LHE has developed national and regional events such as "Authors @ Sea" and Author Bus Tours that will be made available for participation by Source/CLCC as appropriate.

OTHER

     Both parties shall use their best efforts to establish necessary and appropriate EDI communication links between the parties and/or between LHE and Source/CLCC customers.

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                                    EXHIBIT B

     PRICING DISCOUNT OFF SUGGESTED RETAIL COVER PRICE:

          1. PAPERBACK                                   [***]%

          2. HARLEQUIN PAPERBACK*                        [***]%

          3. PARRAGON                                    [***]%

          4. CHILDREN'S COLORING AND ACTIVITY BOOKS      [***]%

          5. HARDCOVER BEST-SELLERS                      [***]%

          6. HARDCOVER BEST-SELLERS (AIRPORT ACCOUNTS)   [***]%

          7. ALL OTHER BOOK PRODUCT                      [***]%

* THE [***]% DISCOUNT APPLIES TO HARLEQUIN PAPERBACK BOOK PRODUCT THAT IS DROPPED SHIPPED TO RETAILERS BY HARLEQUIN. ALL HARLEQUIN CHARGES INCLUDING HANDLING, STICKER AND STICKERING, AND FREIGHT COST WILL BE PASSED ON IN FULL TO SOURCE/CLCC ON A MONTHLY BASIS.

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[***] indicates confidential material redacted and filed separately with the
     Commission


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